The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2022 Results

Cincinnati, July 27, 2022 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Second-quarter 2022 net loss of $808 million, or $5.06 per share, compared with net income of $703 million, or $4.31 per share, in the second quarter of 2021, after recognizing a $928 million second-quarter 2022 after-tax reduction in the fair value of equity securities still held.
•$188 million or 64% decrease in non-GAAP operating income* to $104 million, or 65 cents per share, compared with $292 million, or $1.79 per share, in the second quarter of last year.
•$1.511 billion decrease in second-quarter 2022 net income, compared with second-quarter 2021, primarily due to the after-tax net effect of a $1.323 billion decrease in net investment gains and a $216 million decrease in after-tax property casualty underwriting income.
•$66.30 book value per share at June 30, 2022, down $15.42 since year-end.
•Negative 17.2% value creation ratio for the first six months of 2022, compared with positive 11.6% for the same period of 2021.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Revenue Data
Earned premiums	$1,773	$1,593	11	$3,463	$3,137	10
Investment income, net of expenses	195	175	11	380	349	9
Total revenues	820	2,295	(64)	2,035	4,522	(55)
Income Statement Data
Net income (loss)	$(808)	$703	nm	$(1,081)	$1,323	nm
Investment gains and losses, after-tax	(912)	411	nm	(1,438)	809	nm
Non-GAAP operating income*	$104	$292	(64)	$357	$514	(31)
Per Share Data (diluted)
Net income (loss)	$(5.06)	$4.31	nm	$(6.76)	$8.13	nm
Investment gains and losses, after-tax	(5.71)	2.52	nm	(8.99)	4.97	nm
Non-GAAP operating income*	$0.65	$1.79	(64)	$2.23	$3.16	(29)

Book value				$66.30	$73.57	(10)
Cash dividend declared	$0.69	$0.63	10	$1.38	$1.26	10
Diluted weighted average shares outstanding	159.6	162.9	(2)	160.0	162.7	(2)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 2Q22 Release 1

Insurance Operations Highlights
•103.2% second-quarter 2022 property casualty combined ratio, up from 85.5% for the second quarter of 2021.
•15% growth in second-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$286 million second-quarter 2022 property casualty new business written premiums, up 22%. Agencies appointed since the beginning of 2021 contributed $19 million or 7% of total new business written premiums.
•$21 million second-quarter 2022 life insurance subsidiary net income, up $7 million from the second quarter of 2021, and 8% growth in second-quarter 2022 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•11% or $20 million increase in second-quarter 2022 pretax investment income, including a 20% increase for stock portfolio dividends and a 6% increase for bond interest income.
•Three-month decrease of 7% in fair value of total investments at June 30, 2022, including a 4% decrease for the bond portfolio and an 11% decrease for the stock portfolio.
•$4.399 billion parent company cash and marketable securities at June 30, 2022, down 13% from year-end 2021.
Taking Prudent Action
Steven J. Johnston, chairman and chief executive officer, commented: “Investment income increased nicely producing our main source of profits in the second quarter and bringing our total non-GAAP operating income to $357 million for the first half of the year.
“Our insurance business experienced an underwriting loss for the second quarter with a 103.2% combined ratio, resulting in part from an 8.5-point increase in catastrophe losses compared with second quarter 2021. While not the result of any single storm, our field claims teams and headquarters claims associates have been busy, responding to 22 declared catastrophes in the quarter. I’m proud of their efforts as they brought compassion and expertise to our agents and policyholders, quickly resolving claims and helping affected communities to move forward.
“We also took prudent reserving action in the quarter, reflecting elevated inflation in assorted forms and our belief that various pandemic effects have distorted paid loss cost trends. Slowed activity for many businesses, reduced driving and closed courts, which delayed progress on some litigated insurance claims, have all increased the uncertainty of ultimate losses.
“As a result, second-quarter 2022 incurred loss ratios for several lines of business are higher than in recent periods. Commercial umbrella coverages – part of our commercial casualty line of business – had a particularly large impact, despite representing only 7% of our full-year 2021 property casualty earned premiums. Commercial umbrella paid loss experience is inherently variable. Our commercial umbrella insurance coverages have a strong record of profitability.
“On a six-month basis, our insurance business remains profitable with a 96.7% combined ratio. We are optimistic that continuing to adjust our predictive models and staying focused on pricing segmentation can lead to improved results, allowing us to again produce a full-year combined ratio in the low- to mid-90s.”
Diversification Supports Growth
“Double-digit growth for each of our property casualty business segments in the second quarter led to 13% growth in net written premiums for the first six-months in total. Our personal lines operation grew as we acted on opportunities presented by disruptions in certain geographies. We believe we have the products, expertise and agency relationships to benefit from this disruption, and we can be selective in the accounts we add to our portfolio.
“This year, we’ve introduced our new small business program, CinergySM, to agents in Illinois, Indiana and Ohio, with additional states planned for the remainder of 2022. Agents continue to respond enthusiastically, praising the system’s ease of use and the ability to customize coverage for their small business clients.
“Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM also boosted growth, contributing 3 points and 1 point, respectively, to the six-month total, while also contributing meaningful amounts of underwriting profit. The Cincinnati Life Insurance Company had a strong first half of the year, increasing term insurance earned premiums 7% and reaching a record $31 million in operating income.”
Focused on a Long-Term Investment Strategy
“Continued downward pressure in both the equity and bond markets contributed to a decline in book value per share. Despite this movement, our total portfolio still holds nearly $4.7 billion in appreciated value before taxes.
“We maintain a long-term perspective with our investment philosophy and aren’t swayed by periodic market volatility. We continue to invest in high-quality bonds and dividend-paying stocks. We are poised to further benefit from these purchases when the markets rebound.”
                                             CINF 2Q22 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$1,697	$1,514	12	$3,315	$2,989	11
Fee revenues	2	3	(33)	5	5	0
Total revenues	1,699	1,517	12	3,320	2,994	11

Loss and loss expenses	1,240	830	49	2,196	1,753	25
Underwriting expenses	511	466	10	1,011	887	14
Underwriting profit (loss)	$(52)	$221	nm	$113	$354	(68)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	73.1%	54.8%	18.3	66.2%	58.6%	7.6
Underwriting expenses	30.1	30.7	(0.6)	30.5	29.7	0.8
Combined ratio	103.2%	85.5%	17.7	96.7%	88.3%	8.4

			% Change			% Change
Agency renewal written premiums	$1,482	$1,333	11	$2,879	$2,609	10
Agency new business written premiums	286	235	22	530	455	16
Other written premiums	196	146	34	454	343	32
Net written premiums	$1,964	$1,714	15	$3,863	$3,407	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.7%	56.8%	5.9	60.6%	57.2%	3.4
Current accident year catastrophe losses	13.8	5.8	8.0	8.6	9.1	(0.5)
Prior accident years before catastrophe losses	(2.0)	(5.9)	3.9	(1.6)	(5.7)	4.1
Prior accident years catastrophe losses	(1.4)	(1.9)	0.5	(1.4)	(2.0)	0.6
Loss and loss expense ratio	73.1%	54.8%	18.3	66.2%	58.6%	7.6

Current accident year combined ratio before catastrophe losses	92.8%	87.5%	5.3	91.1%	86.9%	4.2

•$250 million or 15% growth of second-quarter 2022 property casualty net written premiums, and six-month growth of 13%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. Cincinnati Re and Cincinnati Global in total contributed 4 percentage points to property casualty growth for both the second quarter and first six months of 2022.
•$51 million or 22% increase in second-quarter 2022 new business premiums written by agencies and a six-month increase of 16%. The second-quarter growth included a $12 million increase in standard market property casualty production from agencies appointed since the beginning of 2021.
•104 new agency appointments in the first six months of 2022, including 37 that market only our personal lines products.
•17.7 percentage-point second-quarter 2022 combined ratio increase, including an increase of 8.5 points from higher catastrophe losses and an increase of 3.7 points from higher commercial umbrella incurred losses.
•8.4 percentage-point six-month 2022 combined ratio increase, including an increase of 0.1 point from higher catastrophe losses and an increase of 3.2 points from higher commercial umbrella incurred losses.
•3.4 percentage-point second-quarter 2022 benefit from favorable prior accident year reserve development of $59 million, compared with 7.8 points or $119 million for second-quarter 2021.
•3.0 percentage-point six-month 2022 benefit from favorable prior accident year reserve development, compared with 7.7 points for the first six months of 2021.
•3.4 percentage-point increase, to 60.6%, for the six-month 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 2.0 points in the ratio for commercial umbrella current accident year losses.
•0.6 percentage-point decrease in the second-quarter 2022 underwriting expense ratio, compared with the same period of 2021, primarily due to lower levels of profit-sharing commissions for agencies and related expenses.
                                             CINF 2Q22 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$994	$911	9	$1,956	$1,797	9
Fee revenues	1	1	0	2	2	0
Total revenues	995	912	9	1,958	1,799	9

Loss and loss expenses	750	480	56	1,336	983	36
Underwriting expenses	307	287	7	608	541	12
Underwriting profit (loss)	$(62)	$145	nm	$14	$275	(95)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	75.5%	52.8%	22.7	68.3%	54.7%	13.6
Underwriting expenses	30.8	31.4	(0.6)	31.1	30.1	1.0
Combined ratio	106.3%	84.2%	22.1	99.4%	84.8%	14.6

			% Change			% Change
Agency renewal written premiums	$934	$852	10	$1,904	$1,750	9
Agency new business written premiums	165	146	13	321	291	10
Other written premiums	(27)	(21)	(29)	(57)	(45)	(27)
Net written premiums	$1,072	$977	10	$2,168	$1,996	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.8%	57.9%	6.9	63.0%	58.9%	4.1
Current accident year catastrophe losses	13.6	4.3	9.3	7.7	5.2	2.5
Prior accident years before catastrophe losses	(1.9)	(8.3)	6.4	(1.8)	(7.9)	6.1
Prior accident years catastrophe losses	(1.0)	(1.1)	0.1	(0.6)	(1.5)	0.9
Loss and loss expense ratio	75.5%	52.8%	22.7	68.3%	54.7%	13.6

Current accident year combined ratio before catastrophe losses	95.6%	89.3%	6.3	94.1%	89.0%	5.1

•$95 million or 10% growth in second-quarter 2022 commercial lines net written premiums, primarily due to higher agency renewal written premiums. Nine percent growth in six-month net written premiums.
•$82 million or 10% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases in the mid-single-digit percent range.
•$19 million or 13% increase in second-quarter 2022 new business written by agencies and a 10% six-month increase, as we continue to carefully underwrite each policy in a highly competitive market.
•22.1 percentage-point second-quarter 2022 combined ratio increase, including an increase of 9.4 points from higher catastrophe losses and an increase of 5.4 points from higher commercial umbrella current accident year losses.
•14.6 percentage-point six-month 2022 combined ratio increase, including an increase of 3.4 points from higher catastrophe losses and an increase of 3.4 points from higher commercial umbrella current accident year losses.
•2.9 percentage-point second-quarter 2022 benefit from favorable prior accident year reserve development of $29 million, compared with 9.4 points or $86 million for second-quarter 2021.
•2.4 percentage-point six-month 2022 benefit from favorable prior accident year reserve development, compared with 9.4 points for the first six months of 2021.
                                             CINF 2Q22 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$413	$382	8	$815	$758	8
Fee revenues	1	1	0	2	2	0
Total revenues	414	383	8	817	760	8

Loss and loss expenses	339	241	41	554	514	8
Underwriting expenses	124	113	10	247	220	12
Underwriting profit (loss)	$(49)	$29	nm	$16	$26	(38)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	82.1%	63.0%	19.1	68.0%	67.8%	0.2
Underwriting expenses	30.0	29.7	0.3	30.2	29.0	1.2
Combined ratio	112.1%	92.7%	19.4	98.2%	96.8%	1.4

			% Change			% Change
Agency renewal written premiums	$438	$397	10	$771	$699	10
Agency new business written premiums	88	53	66	140	99	41
Other written premiums	(16)	(11)	(45)	(27)	(21)	(29)
Net written premiums	$510	$439	16	$884	$777	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.5%	55.3%	8.2	59.3%	56.3%	3.0
Current accident year catastrophe losses	21.9	10.9	11.0	14.5	15.7	(1.2)
Prior accident years before catastrophe losses	(0.5)	(2.9)	2.4	(1.8)	(3.7)	1.9
Prior accident years catastrophe losses	(2.8)	(0.3)	(2.5)	(4.0)	(0.5)	(3.5)
Loss and loss expense ratio	82.1%	63.0%	19.1	68.0%	67.8%	0.2

Current accident year combined ratio before catastrophe losses	93.5%	85.0%	8.5	89.5%	85.3%	4.2

•$71 million or 16% growth in second-quarter 2022 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases. Second-quarter 2022 net written premiums from our agencies’ high net worth clients grew 46%, to $259 million. Fourteen percent growth in six-month personal lines net written premiums.
•$35 million or 66% increase in second-quarter 2022 new business premiums written by agencies, including expanded use of enhanced pricing precision tools and an increase of $12 million from excess and surplus lines homeowner policies. The high net worth portion of increases in new business written premiums was $33 million for the second quarter and $38 million for the six-month period.
•19.4 percentage-point second-quarter 2022 combined ratio increase, including an increase of 8.5 points from higher catastrophe losses and an increase of 8.2 points from higher current accident year loss and loss expenses that includes estimates for rising economic inflation for our personal auto and homeowner lines of business.
•1.4 percentage-point six-month 2022 combined ratio increase, including a decrease of 4.7 points from higher catastrophe losses and an increase of 3.0 points from higher current accident year loss and loss expenses reflecting an inflationary environment.
•3.3 percentage-point second-quarter 2022 benefit from favorable prior accident year reserve development of $14 million, compared with 3.2 points or $12 million for second-quarter 2021.
•5.8 percentage-point six-month 2022 benefit from favorable prior accident year reserve development, compared with 4.2 points for the first six months of 2021.

                                             CINF 2Q22 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$124	$95	31	$236	$184	28
Fee revenues	—	1	(100)	1	1	0
Total revenues	124	96	29	237	185	28

Loss and loss expenses	74	58	28	140	117	20
Underwriting expenses	31	28	11	62	50	24
Underwriting profit	$19	$10	90	$35	$18	94

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.2%	61.0%	(0.8)	59.3%	63.7%	(4.4)
Underwriting expenses	24.9	28.5	(3.6)	26.2	27.0	(0.8)
Combined ratio	85.1%	89.5%	(4.4)	85.5%	90.7%	(5.2)

			% Change			% Change
Agency renewal written premiums	$110	$84	31	$204	$160	28
Agency new business written premiums	33	36	(8)	69	65	6
Other written premiums	(8)	(5)	(60)	(14)	(11)	(27)
Net written premiums	$135	$115	17	$259	$214	21

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.5%	62.0%	(2.5)	60.6%	61.5%	(0.9)
Current accident year catastrophe losses	1.2	0.4	0.8	1.3	0.8	0.5
Prior accident years before catastrophe losses	(0.4)	(1.5)	1.1	(2.4)	1.5	(3.9)
Prior accident years catastrophe losses	(0.1)	0.1	(0.2)	(0.2)	(0.1)	(0.1)
Loss and loss expense ratio	60.2%	61.0%	(0.8)	59.3%	63.7%	(4.4)

Current accident year combined ratio before catastrophe losses	84.4%	90.5%	(6.1)	86.8%	88.5%	(1.7)

•$20 million or 17% growth in second-quarter 2022 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Twenty-one percent growth in six-month net written premiums.
•$3 million or 8% decrease in second-quarter new business written by agencies, reflecting a highly competitive market particularly for larger policies.
•4.4 percentage-point second-quarter 2022 combined ratio improvement and a 5.2 percentage-point improvement for the six-month period. The combined ratios included increases for losses from catastrophes of 0.6 points for the second quarter and 0.4 points for the six-month period.
•0.5 percentage-point second-quarter 2022 benefit from favorable prior accident year reserve development of $1 million, compared with 1.4 points or $1 million for second-quarter 2021.
•2.6 percentage-point six-month 2022 benefit from favorable prior accident year reserve development, compared with 1.4 points of unfavorable development for the first six months of 2021.

                                             CINF 2Q22 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Term life insurance	$56	$52	8	$110	$103	7
Whole life insurance	12	11	9	23	22	5
Universal life and other	8	16	(50)	15	23	(35)
Earned premiums	76	79	(4)	148	148	0
Investment income, net of expenses	42	42	0	84	83	1
Investment gains and losses, net	—	4	(100)	—	4	(100)
Fee revenues	1	1	0	2	2	0
Total revenues	119	126	(6)	234	237	(1)
Contract holders’ benefits incurred	69	85	(19)	152	165	(8)
Underwriting expenses incurred	23	24	(4)	42	42	0
Total benefits and expenses	92	109	(16)	194	207	(6)
Net income before income tax	27	17	59	40	30	33
Income tax provision	6	3	100	9	6	50
Net income of the life insurance subsidiary	$21	$14	50	$31	$24	29

•$3 million or 4% decrease in second-quarter 2022 earned premiums, including an 8% increase for term life insurance, our largest life insurance product line. Second-quarter 2021 universal life earned premiums were favorably impacted by the unlocking of interest rate and other actuarial assumptions.
•$7 million increase in six-month 2022 life insurance subsidiary net income, primarily from more favorable impacts from the unlocking of interest rate and other actuarial assumptions, partially offset by lower investment gains.
•$339 million or 24% six-month 2022 decrease, to $1.053 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains on fixed-maturity securities.
                                             CINF 2Q22 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change
Investment income, net of expenses	$195	$175	11	$380	$349	9
Investment interest credited to contract holders	(28)	(27)	(4)	(55)	(53)	(4)
Investment gains and losses, net	(1,154)	520	nm	(1,820)	1,024	nm
Investments profit (loss)	$(987)	$668	nm	$(1,495)	$1,320	nm

Investment income:
Interest	$124	$117	6	$247	$235	5
Dividends	72	60	20	137	118	16
Other	2	1	100	3	3	0
Less investment expenses	3	3	0	7	7	0
Investment income, pretax	195	175	11	380	349	9
Less income taxes	31	27	15	60	54	11
Total investment income, after-tax	$164	$148	11	$320	$295	8

Investment returns:
Average invested assets plus cash and cash equivalents	$23,918	$22,619		$24,255	$22,259
Average yield pretax	3.26%	3.09%		3.13%	3.14%
Average yield after-tax	2.74	2.62		2.64	2.65
Effective tax rate	15.9	15.5		15.8	15.5
Fixed-maturity returns:
Average amortized cost	$12,414	$11,653		$12,364	$11,570
Average yield pretax	4.00%	4.02%		4.00%	4.06%
Average yield after-tax	3.31	3.35		3.32	3.38
Effective tax rate	17.1	16.7		17.0	16.7

•$20 million or 11% rise in second-quarter 2022 pretax investment income, including a 20% increase in equity portfolio dividends and a 6% increase in interest income from fixed-maturity securities.
•$1.764 billion second-quarter 2022 decrease in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Investment gains and losses on equity securities sold, net	$5	$—	$37	$6
Unrealized gains and losses on equity securities still held, net	(1,175)	489	(1,882)	974
Investment gains and losses on fixed-maturity securities, net	—	9	3	12
Other	16	22	22	32
Subtotal - investment gains and losses reported in net income	(1,154)	520	(1,820)	1,024
Change in unrealized investment gains and losses - fixed maturities	(610)	132	(1,356)	(64)
Total	$(1,764)	$652	$(3,176)	$960

                                             CINF 2Q22 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2022	2021
Total investments	$21,834	$24,666
Total assets	29,192	31,387
Short-term debt	44	54
Long-term debt	789	789
Shareholders’ equity	10,553	13,105
Book value per share	66.30	81.72
Debt-to-total-capital ratio	7.3%	6.0%

•$22.932 billion in consolidated cash and total investments at June 30, 2022, a decrease of 11% from $25.805 billion at year-end 2021.
•$11.933 billion bond portfolio at June 30, 2022, with an average rating of A3/A. Fair value decreased $443 million during the second quarter of 2022, including $131 million in net purchases of fixed-maturity securities.
•$9.510 billion equity portfolio was 43.6% of total investments, including $5.305 billion in appreciated value before taxes at June 30, 2022. Second-quarter 2022 decrease in fair value of $1.165 billion, including $6 million in net purchases of equity securities.
•$9.13 second-quarter 2022 decrease in book value per share, including an addition of $0.65 from net income before investment gains that was offset by $8.84 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities, $0.25 for other items and $0.69 from dividends declared to shareholders.
•Value creation ratio of negative 17.2% for the first six months of 2022, including positive 2.7% from net income before investment gains, which includes underwriting and investment income, and negative 19.4% from investment portfolio net investment losses and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 2Q22 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2021 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit our ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events, such as Russia’s invasion of Ukraine, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
                                             CINF 2Q22 Release 10

•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
                                             CINF 2Q22 Release 11

•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 2Q22 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2022	2021
Assets
Investments			$21,834	$24,666
Cash and cash equivalents			1,098	1,139
Premiums receivable			2,484	2,053
Reinsurance recoverable			531	570
Deferred policy acquisition costs			1,045	905
Other assets			2,200	2,054
Total assets			$29,192	$31,387

Liabilities
Insurance reserves			$10,710	$10,319
Unearned premiums			3,867	3,271
Deferred income tax			1,069	1,744
Long-term debt and lease obligations			841	843
Other liabilities			2,152	2,105
Total liabilities			18,639	18,282

Shareholders’ Equity
Common stock and paid-in capital			1,764	1,753
Retained earnings			11,324	12,625
Accumulated other comprehensive income			(423)	648
Treasury stock			(2,112)	(1,921)
Total shareholders' equity			10,553	13,105
Total liabilities and shareholders' equity			$29,192	$31,387

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues
Earned premiums	$1,773	$1,593	$3,463	$3,137
Investment income, net of expenses	195	175	380	349
Investment gains and losses, net	(1,154)	520	(1,820)	1,024
Other revenues	6	7	12	12
Total revenues	820	2,295	2,035	4,522

Benefits and Expenses
Insurance losses and contract holders' benefits	1,309	915	2,348	1,918
Underwriting, acquisition and insurance expenses	534	490	1,053	929
Interest expense	13	13	26	26
Other operating expenses	5	5	9	9
Total benefits and expenses	1,861	1,423	3,436	2,882

Income (Loss) Before Income Taxes	(1,041)	872	(1,401)	1,640

Provision (Benefit) for Income Taxes	(233)	169	(320)	317

Net Income (Loss)	$(808)	$703	$(1,081)	$1,323

Per Common Share:
Net income (loss)—basic	$(5.06)	$4.36	$(6.76)	$8.21
Net income (loss)—diluted	(5.06)	4.31	(6.76)	8.13

                                             CINF 2Q22 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 2Q22 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(808)	$703	$(1,081)	$1,323
Less:
Investment gains and losses, net	(1,154)	520	(1,820)	1,024
Income tax on investment gains and losses	242	(109)	382	(215)
Investment gains and losses, after-tax	(912)	411	(1,438)	809
Non-GAAP operating income	$104	$292	$357	$514

Diluted per share data:
Net income (loss)	$(5.06)	$4.31	$(6.76)	$8.13
Less:
Investment gains and losses, net	(7.23)	3.19	(11.37)	6.29
Income tax on investment gains and losses	1.52	(0.67)	2.38	(1.32)
Investment gains and losses, after-tax	(5.71)	2.52	(8.99)	4.97
Non-GAAP operating income	$0.65	$1.79	$2.23	$3.16

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income of the life insurance subsidiary	$21	$14	$31	$24
Investment gains and losses, net	—	4	—	4
Income tax on investment gains and losses	—	1	—	1
Non-GAAP operating income	21	11	31	21

Investment income, net of expenses	(42)	(42)	(84)	(83)
Investment income credited to contract holders	28	27	55	53
Income tax excluding tax on investment gains and losses, net	6	2	9	5
Life insurance segment profit (loss)	$13	$(2)	$11	$(4)

                                             CINF 2Q22 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,964	$1,072	$510	$135	$247
Unearned premiums change	(267)	(78)	(97)	(11)	(81)
Earned premiums	$1,697	$994	$413	$124	$166

Underwriting profit (loss)	$(52)	$(62)	$(49)	$19	$40

(Dollars in millions)	Six months ended June 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$3,863	$2,168	$884	$259	$552
Unearned premiums change	(548)	(212)	(69)	(23)	(244)
Earned premiums	$3,315	$1,956	$815	$236	$308

Underwriting profit	$113	$14	$16	$35	$48

(Dollars in millions)	Three months ended June 30, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,714	$977	$439	$115	$183
Unearned premiums change	(200)	(66)	(57)	(20)	(57)
Earned premiums	$1,514	$911	$382	$95	$126

Underwriting profit	$221	$145	$29	$10	$37

(Dollars in millions)	Six months ended June 30, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$3,407	$1,996	$777	$214	$420
Unearned premiums change	(418)	(199)	(19)	(30)	(170)
Earned premiums	$2,989	$1,797	$758	$184	$250

Underwriting profit	$354	$275	$26	$18	$35

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 2Q22 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Value creation ratio:
End of period book value*	$66.30	$73.57	$66.30	$73.57
Less beginning of period book value	75.43	69.16	81.72	67.04
Change in book value	(9.13)	4.41	(15.42)	6.53
Dividend declared to shareholders	0.69	0.63	1.38	1.26
Total value creation	$(8.44)	$5.04	$(14.04)	$7.79

Value creation ratio from change in book value**	(12.1)%	6.4%	(18.9)%	9.7%
Value creation ratio from dividends declared to shareholders***	0.9	0.9	1.7	1.9
Value creation ratio	(11.2)%	7.3%	(17.2)%	11.6%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 2Q22 Release 17